UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2012

VERTICAL HEALTH SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-23201	59-3635262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

7760 France Avenue South, 11th Floor

Minneapolis, Minnesota 55435

(Address of principal executive offices) (Zip Code)

(612) 568-4210

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2012, Mark Steege, Interim Chief Financial Officer, Principal Financial and Accounting Officer, Treasurer and Secretary of Vertical Health Solutions, Inc. d/b/a OnPoint Medical Diagnostics (the “Company”), informed the Board of Directors of the Company that he intends to resign from his positions as Interim Chief Financial Officer and Principal Financial Officer of the Company effective May 16, 2012. Mr. Steege will remain as the Principal Accounting Officer, Treasurer and Secretary of the Company. There is no disagreement between Mr. Steege and the Company on any matter relating to the Company’s operations, policies or practices.

On April 26, 2012, the Board of Directors of the Company appointed Mr. James Marolt as Chief Financial Officer and Principal Financial Officer of the Company, effective May 16, 2012.

Since 1998, Mr. Marolt has been President of JIMMAR Consulting, Inc.; a Twin Cities based provider of finance, accounting and business leadership solutions to clients throughout the Midwest and nationally. Among the experiences, qualifications, attributes and skills that Mr. Marolt brings to the management team are over 25 years of SEC client service experience including over eight years with Ernst and Young, LLP. Mr. Marolt has also previously served as interim or acting CFO in consultant relationships for five companies, including two SEC registrants; most recently, for Citizens Community Bancorp, Inc. (CZWI) from February 2010 to October 2011. Mr. Marolt has also served several clients in the software industry, including publically traded Fair Isaac Corporation. Mr. Marolt received a Bachelor of Arts degree in accounting from St. Johns University, Collegeville, Minnesota in 1986. Mr. Marolt holds an inactive CPA license in the State of Minnesota.

In connection with his appointment, Mr. Marolt and the Company entered into a Consulting Agreement (the “Agreement”) on April 30, 2012. Under the terms of the Agreement, Mr. Marolt will provide the Company with certain consulting services for a period beginning on the date of execution of the Agreement and ending July 31, 2012. The Agreement end date was subsequently extended by mutual agreement to January 31, 2013. Mr. Marolt shall receive an hourly fee of $130 per hour for such services; provided, however, if Mr. Marolt weekly hours exceed thirty (30) hours, the hourly rate for the aggregate amount of hours billed for such week shall decrease to $125 per hour. In addition, the Company has agreed to provide Mr. Marolt with a retainer in the amount of $3,000, which was paid upon execution of the Agreement. The Agreement contains customary provisions concerning confidentiality and invention assignment.

A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

	Exhibit No.	Description

	10.1	Consulting Agreement, effective as of May 16, 2012, by and between Vertical Health Solutions, Inc. d/b/a OnPoint Medical Diagnostics and James P. Marolt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Health Solutions, Inc.

By:	/s/ WILLIAM CAVANAUGH
Name:	William Cavanaugh
Title:	President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer and Secretary

Date: September 5, 2012